Schedule 14A Information

                 Proxy Statement Pursuant to Section 14(A)
                  of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[   ]     Preliminary Proxy Statement
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                            ELECTROSOURCE, INC.

             (Name of Registrant as Specified In Its Charter)


                            ELECTROSOURCE, INC.

                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[  ] $125 per Exchange Act Rules 0-11(c)(1), 14a-6(i)(1), or 14a-6(j)(2).

[  ] $500  per each party to the controversy pursuant to Exchange Act  Rule
     14a-6(i)(3).

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and  0-
     11.

          (1) Title of each class of securities to which transaction applies: ______
          (2)  Aggregate number of securities to which transaction applies:
          ______
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __/
          (4)  Proposed maximum aggregate value of transaction:  ______
          __/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:  ______
     (2)  Form, Schedule or Registration Statement No. ____
     (3)  Filing Party:  _____
     (4)  Date Filed:  ______






                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Electrosource, Inc. (the "Company") will be held at the Offices of the Company, 2809 Interstate 35 South, San Marcos, Texas, on May 20 1998 at 10:00 o'clock A.M., Texas time, for the following purposes:

          1.   To elect two of the eight members of the Board of Directors.

          2. To consider and act upon a proposal to approve the selection by the Board of Directors of Ernst & Young LLP as the firm of independent auditors to audit the accounts of the Company for the fiscal year ending December 31, 1998.

          3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      Holders of record of Common Stock at the close of business on March 23, 1998, will be entitled to notice of and to vote at such meeting or any adjournment thereof. The transfer books of the Company will not be closed.

      It is important that your shares be represented at this meeting in order that the presence of a quorum may be assured. Enclosed is a form of proxy that you are urged to sign and forward in the accompanying envelope, whether or not you expect to attend in person. Shareholders who attend the meeting in person may revoke their proxies and vote in person if they desire.

     All Shareholders are cordially invited to attend the Annual Meeting of the Shareholders.




                                             /s/ Michael G. Semmens
Austin, Texas                           Michael G. Semmens
April 10, 1998                          President




                              PROXY STATEMENT

                            GENERAL INFORMATION

                  SOLICITATION AND REVOCATION OF PROXIES

      This Proxy Statement is furnished to Shareholders in connection with the solicitation of proxies by and on behalf of the management of ELECTROSOURCE, INC. (hereinafter referred to as the "Company," located at 2809 Interstate 35 South, San Marcos, Texas 78666), for use at the Annual Meeting of Shareholders of the Company, and at any adjournment thereof. The Annual Meeting will be held at 10:00 o'clock A.M., May 20, 1998, at the Company headquarters, 2809 Interstate 35 South, San Marcos, Texas 78666. When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon or, if no instructions are indicated, it will be voted for the election as directors of the three nominees named in this Proxy Statement, and for the approval of the selection of auditors. Execution of a proxy confers discretionary authority to vote with respect to any matter which the Board of Directors do not know, a reasonable time before the mailing of this Proxy Statement, is to be presented at the meeting, with respect to the approval of minutes of the prior meeting (if such approval does not amount to ratification of the action taken at that meeting), with respect to the election of any person to any office for which a bona fide nominee is named in the Proxy Statement if such nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the meeting. Any proxy given pursuant to this solicitation may be revoked by the Shareholder who has given it at any time before it is exercised.

      The close of business on March 23, 1998, has been fixed as the record date for determination of Shareholders entitled to notice of and to vote at the Annual Meeting. As of such date, there were issued and outstanding 4,534,531 shares of Common Stock, $1.00 par value per share, of the Company ("Common Stock") and no shares of the Company's Preferred Stock, $1.00 par value per share. Each Shareholder of record on such date is entitled to one vote for each share of Common Stock then held by such Shareholder.

      The costs of solicitation of proxies, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. Employees of the Company, at no additional compensation, may communicate with Shareholders to solicit their proxies. In addition, the Company has retained Harris Trust and Savings Bank, the Company's Transfer Agent, to distribute the proxy materials to Shareholders of record and to tabulate the vote and Corporate Investor Communications, Inc., to distribute the proxy materials to brokers and to solicit proxies from banks, brokers, nominees and institutions for which they will be paid fees estimated not to exceed $4,000 in the aggregate. Brokers and others holding stock in their names, or in the names of nominees, may be requested to forward copies of the proxy soliciting material to beneficial owners and to seek authority for execution of proxies, and the Company will reimburse them for reasonable direct and indirect expenses incurred in connection with completing the mailing of annual reports and proxy statements to and the solicitation of proxies of beneficial owners at approved rates.

      This Proxy Statement is first being mailed to Shareholders of the Company on or about April 10, 1998.

                     SECURITY OWNERSHIP OF MANAGEMENT
                    AND FIVE-PERCENT BENEFICIAL OWNERS

      The following table sets forth as of March 20, 1998, the number of shares of Common Stock owned by each of the current directors, the most highly paid executive officers and by the current directors and executive officers of the Company as a group, the nature of such ownership, and the percentage of the outstanding shares of each class of voting securities represented thereby. To the Company's knowledge, there is no person who is an owner of more than five percent of the Company's Common Stock other than BDM International Inc. (subsequently acquired by TRW, Inc.) who owns 499,304 shares of Common Stock or 11 percent of the outstanding. If Corning Incorporated were to convert their current debt to equity as well as exercise their options to purchase Common Stock of the Company, it would own 1,686,157 shares of Common Stock, or 27.1 percent of the then outstanding shares, which in turn would reduce the BDM ownership to 8 percent of the then outstanding shares.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                              Amount and Nature of Beneficial
                                 Ownership of Common Stock
                                                                  Percent
                            Currently      Acquirable within         of
Name of Beneficial Owner    Owned (1)           60 days            Class

Michael G. Semmens (2)      2,067       84,167 Options            4.9
                            19,048 (3)  125,000 Warrants (3)

Richard E. Balzhiser        -           15,000 Options            .3

Earl E. Gjelde              -           15,000 Options            .3

William R. Graham           300         17,000 Options            .4

Norman Hackerman            403         17,000 Options            .4

Charles L. Mathews (4)      1,667       40,000 Options            .9

Nathan P. Morton            -           17,000 Options            .4

Richard S. Williamson       -           17,000 Options            .4

Thomas S. Wilson  (5)       35,658 (6)  17,000 Options            1.2

OTHER EXECUTIVE OFFICERS
William F. Griffin          1,100       31,499 Options            2.0
Executive             Vice  7,619 (3)   50,000 Warrants (3)
President/Marketing

James M. Rosel              100         32,833 Options            1.3
Vice   President,  Finance  3,810 (3)   25,003 Warrants(3)
and General Counsel

Gary R. Sams (7)            -           8,333 Options             .2
Vice  President, Contracts
and Programs

Chris Morris (8)            3,810  (3)  30,833 Options            1.3
Chief Engineer                          25,003 Warrants (3)

Benny E. Jay (9)            -           23,333 Options            .5
Chief Scientist

FIVE   PERCENT  BENEFICIAL
HOLDERS
BDM         International,  499,304     -                         11.0
subsidiary of TRW, Inc.

Corning Incorporated        -           1,686,157 Warrants (10)   27.1

ALL  DIRECTORS,  OFFICERS,              1,025,998 Options (11)    41.7
OTHER  HIGHLY PAID PERSONS  581,446     1,223,751 Warrants (11)
AND      FIVE      PERCENT
BENEFICIAL OWNERS

(1) In each case the beneficial owner has sole voting and investment power.
(2) Mr. Semmens' spouse owns 40 shares of stock as custodian for minor children, 140 shares are owned by his mother and 50 shares are owned by his brother, all to which shares Mr. Semmens disclaims beneficial ownership.
(3)  Acquired in Private Placement of January 1997.
(4) Mr. Mathews' spouse owns 4 shares of stock as to which shares Mr. Mathews disclaims beneficial ownership.
(5) 10,000 shares of stock are held in a charitable trust as to which Mr. Wilson disclaims beneficial ownership even though he has shared voting and investment control.
(6) Includes 180 shares stock held in Mr. Wilson's Individual Retirement Account; 575 shares of stock held by Mr. Wilson as Custodian for his minor children; 3,833 shares of stock in a life estate trust of which he is one of the three final remaindermen and has shared voting and investment control.
(7) Mr. Sams was appointed as Vice President, Contracts and Programs, on August 26, 1997.
(8) Mr. Morris served as an Executive Officer during most of 1997; however, he was not an Executive Officer at year-end.
(9)  Non-executive officers.
(10) Includes conversion of current debt to equity and exercise of options to purchase shares of Common Stock.
(11) Includes 27,416 shares of Common Stock receivable upon the exercise of options in addition to option shares shown above.

                                  ITEM 1

                           ELECTION OF DIRECTORS

      The Company has a Board of Directors consisting of nine members serving staggered terms. The terms of directors Earl E. Gjelde, William R. Graham and Thomas S. Wilson will expire at the 1998 Annual Meeting and accordingly, three directors were to be elected at such meeting. Mr. Gjelde and Dr. Graham have been nominated by the Nominating Committee of the Board of Directors for reelection as directors. Mr. Wilson will not stand for reelection and as a result the Board of Directors has determined to decrease the size of the Board to eight members. The nominees receiving the greatest number of votes will be elected directors of the Company to serve until the Annual Meeting of Shareholders to be held in 2001, and until their respective successors shall have been elected and shall have qualified, or their respective terms of office shall have been otherwise terminated as provided in the Bylaws.

     The following table sets forth certain information as to the directors and nominees for director and the executive officers of the Company.

 Name and Offices                                               Term to Expire
  Held with the          Principal Occupation During Past          at Annual
     Company        Age              Five Years                   Meeting in

Michael G. Semmens  47   President, Chief Executive Officer  and     2000
President,   Chief       Chairman  of  the Board, Electrosource,
Executive                Inc.,  June 1994 to present;  Corporate
Officer        and       Vice   President,   BDM   Technologies,
Chairman of the          Inc., 1992-1994; (Managing Director  of
Board of Directors       BDM  Europe, B.V.) 1992-1994; Corporate
                         Vice   President,  BDM   International,
                         Inc., 1988-1992.

Earl E. Gjelde      55   Managing    Director,   Summit    Group     1998
Director                 International, Ltd., 1994  to  present;
                         Vice   President,   WMX   Technologies,
                         Inc.,    1991-1993;   Vice   President,
                         Chemical Waste Management, Inc.,  1989-
                         1991.

William R. Graham   60   President  and Chairman of  the  Board,     1998
Director                 National  Security  Research,  1997   -
                         present;  Senior  Vice  President,  The
                         Defense  Group, Washington, D.C.  1994-
                         1997;    Director   and    subsequently
                         President,  C-COR  Electronics,   Inc.,
                         1990-1993;   Director,  Watkins-Johnson
                         Corporation.

Charles L. Mathews  63   Chief  Engineer,  Electrosource,  Inc.,     1999
Director and             1997-present;       Consultant       to
Chief Engineer           Electrosource,     Inc.      1995-1997;
                         President   and   CEO,  Bastrop   Metal
                         Products,  Inc.,  1995-present;   Chief
                         Scientific    Officer,   Electrosource,
                         Inc.  1994-1995; Chairman of the Board,
                         Electrosource,     Inc.,     1992-1994;
                         Treasurer,  Electrosource, Inc.,  1992-
                         1993;    Director,   Blanyer    Mathews
                         Associates, Inc., 1982 - 1994.

Norman Hackerman    86   Chairman,  Scientific  Advisory  Board,     1999
Director                 Robert  A. Welch Foundation,  for  more
                         than  five  years;  Director,  American
                         General  Portfolio Fund, for more  than
                         five years.

Richard         S.  48   Partner,  Mayer,  Brown  &  Platt,  for     1999
Williamson               more   than   five   years;   Director,
Director                 Federal  Home  Loan  Bank  of  Chicago,
                         1990-present.

Richard         E.  65   1996-Present,    President    Emeritus,     2000
Balzhiser                Electric   Power   Research   Institute
Director                 (EPRI);  1988-1996, President and  CEO,
                         EPRI;  1996-Present, Director,  Houston
                         Industries.

Nathan P. Morton    49   Co-Chairman/Chief  Executive   Officer,     2000
Director                 Computer   City,   Inc.   1996-present;
                         Senior   Partner,   Channel   Marketing
                         Corporation,  1996-1997; President  and
                         Chief    Executive    Officer,     Open
                         Environment   Corporation,   1994-1996;
                         Chairman,    President,    and    Chief
                         Executive Officer, COMPUSA, 1989-1993.
OTHER    EXECUTIVE
OFFICERS

William F. Griffin  50   Executive   Vice   President/Marketing,
Executive     Vice       April,  1996-present;  Vice  President,
President,               1990-1995, COMPUSA.
Marketing

James M. Rosel      49   Vice  President,  Finance  and  General
Vice    President,       Counsel,  1994-present; Vice  President
Finance and              and Secretary, Nord Pacific Ltd., 1990-
General Counsel          1994.

Gary P. Sams        46   Vice    President,    Contracts     and
Vice    President,       Programs,  Electrosource,  Inc.,  1997-
Contracts                present;    Vice   President    Western
and Programs             Business   Operations,   BDM   Federal,
                         Albuquerque, NM, 1990-1997.
Mary Beth Koenig    35   Treasurer        and        Controller,
Treasurer      and       Electrosource,   Inc.,    1995-present;
Controller               Senior  Manager,  Ernst  &  Young  LLP,
                         1984-1995.


     The members of the Board of Directors hold office for staggered three-year terms, until their successors are elected or until their earlier death, resignation or removal. Mr. Mathews served as a director of the Company from March 1990 to January 1991 and was reappointed in January 1992. Dr. Hackerman was appointed to fill the vacancy created by the resignation of Donald S. Thomas effective September 1, 1993. Dr. Hackerman was a director of the Company from 1988 until 1991. Mr. Wilson was appointed to the Board in November, 1992, with his current term expiring at the 1998 Annual Meeting. Mr. Wilson is not standing for reelection. Mr. Semmens has served as President, Chief Executive Officer, and Chairman of the Company since June 1994. Mr. Williamson was appointed to the Board in November 1994. Dr. William R. Graham and Mr. Nathan P. Morton were appointed to the Board in June 1995. Dr. Richard E. Balzhiser was appointed to the Board in March 1997. Mr. Earl E. Gjelde was appointed to the Board in August 1997.

      Mr. Sams was appointed as Vice President, Contracts and Programs, on August 26, 1997.

      Mr. Nathan Morton, Director, and Mr. William Griffin, Executive Vice President, are related as brothers-in-law.

Committees of the Board of Directors

      The Board of Directors held seven meetings and gave seven written consents during the year ended December 31, 1997. Each of the members of the Board of Directors attended at least 75 percent of the number of meetings of the Board and of each committee on which he served during 1997, except Mr. Morton who attended 57 percent of the meetings.

      The  Company's  Board  of Directors has five committees:   the  Audit
Committee, the Executive Committee, the Finance Committee, the Nominating Committee and the Compensation/Stock Option Committee.

      The Audit Committee acts as a liaison between the Company's Board of Directors and the Company's independent certified public accountants. The Audit Committee meets periodically with the accountants to review the Company's accounting and reporting practices and its accounting and financial controls. The members of the Audit Committee are Messrs. Williamson, Gjelde and Wilson, and Dr. Balzhiser. The Audit Committee met two times during the year ended December 31, 1997.

      The Executive Committee has the authority to act in behalf of the Board of Directors at such times as the Board is not in session except in regard to certain matters with respect to which its authority is limited by Delaware corporate statutes. Messrs. Semmens and Mathews and Drs. Graham and Hackerman are members of the Executive Committee. The Executive Committee had no meetings during the year ended December 31, 1997.

      The Finance Committee periodically reviews and makes recommendations to the Board of Directors with respect to the capital structure of the Company and the Company's commercial and investment banking relationships. The members of the Finance Committee are Messrs. Morton and Wilson and Drs. Balzhiser and Graham. There was one formal meeting of the Finance Committee during the fiscal year 1997; however, on numerous occasions the entire Board acted in such capacity.

      The  Nominating  Committee  recommends  to  the  Company's  Board  of
Directors  candidates  for  election as  directors  of  the  Company.   The
Nominating Committee consisted of Dr. Balzhiser and Messrs. Morton and Williamson. The Nominating Committee met two times during the year ended December 31, 1997. The names of potential director candidates are drawn from a number of sources, including recommendations from members of the Board, management, and Shareholders. Shareholders wishing to recommend director nominees should submit name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. The Restated Certificate of Incorporation requires that any such nominations be directed to the corporate secretary in writing not less than sixty days prior to the scheduled date of the meeting by a Shareholder of record, accompanied by the consent of the person nominated to serve if elected.

      The Compensation/Stock Option Committee makes recommendations to the Company's Board of Directors regarding compensation of the Company's officers, and is responsible for the administration of the Company's stock option plans. The members of the Compensation/Stock Option Committee are Directors. Graham, Hackerman, Williamson, and Gjelde. Mr. Gjelde was
appointed to this Committee in August 1997; all others served in such capacity for the entire year. The Compensation/Stock Option Committee held two meetings and gave two Written Consents during 1997.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Officers, directors and greater than 10 percent Shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that during 1997, except as described below, its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them.

     A Form 3 Initial Statement of Beneficial Ownership filed in connection with the appointment of Dr. Richard E. Balzhiser as a Director of the
Company which occurred on March 3, 1997, was not filed until March 27, 1997. The Form 5 for all Directors and Executive Officers were filed on February 13, 1998.

Compensation of Executive Officers, Directors and Certain
Other Highly Paid Persons Who are not Executive Officers

     The following tables set forth the cash and non-cash compensation paid during the fiscal year ended December 31, 1997 to the Chief Executive Officer of the Company, to each other executive officer and to certain other highly paid persons of the Company earning in excess of $100,000 during 1997:

                           SUMMARY COMPENSATION TABLE


                                                         Long-Term    Compensation(1)
                                                         Awards                    Payouts
                           Annual    Compensation
                                                 Other
                                                 Annual  Restricted   Securities            All Other
                                                 Compen- Stock        Underlying   LTIP     Compen-
Name and Principal                               sation  Awards(s)    Options/     Payouts  sation
Position(2)         Year   Salary($) Bonus($)    ($)(3)  $            SARS (#)     ($)      ($)

Michael G. Semmens  1997   205,962               2,361                25,000(4)
President, Chief                                                      125,000(5)
Executive   Officer 1996   176,923               1,769                28,334(4)
and                 1995   200,000               2,000                                      37,399(6)
Chairman of the
Board

William F. Griffin  1997   146,385               2,339                17,500(4)             38,838(7)
Executive      Vice                                                   50,000(5)
President,          1996   111,323               1,113                35,000(4)             36,000(8)
Marketing                                                                                   42,715(9)
                    1995                                                                    32,000(10)
James M. Rosel      1997   134,384               1,988                17,500(4)
Vice     President,                                                   25,003(5)
Finance and General 1996   110,704               1,107                18,000(4)
Counsel             1995   113,750               1,136                500(4)                15,650(6)

Gary R. Sams        1997   38,048                                     25,000(4)             3,296(11)
Vice     President,
Contracts       and
Programs

Chris Morris (12)   1997   126,769               1,689                17,500(4)
Chief Engineer                                                        25,003(5)
                    1996   106,512               1,065                16,000(4)
                    1995   110,173   $5,000(13)  1,149                7,200(4)

Benny E. Jay        1997   107,308               1,069                10,000(4)
Chief Scientist     1996   100,096               1,008                13,166(4)
                    1995   124,885               1,260                3,000(4)

(1) The Company has made no restricted stock awards and has no long-term incentive plans.
(2) No executive officer serving during 1997 (other than officers shown in table) earned in excess of $100,000 in annual salary and bonus in 1995, 1996, or 1997.
(3) All of the amounts shown were received as a Company contribution under the 401(k) plan which is available to all employees of the Company and is paid as a uniform percentage of the amount of employee contribution.
(4) Reflects options to purchase stated number of shares of Common Stock granted during respective year.
(5) Reflects warrants to purchase stated number of shares of Common Stock acquired under the terms of a Private Placement.
(6)  Moving expenses paid by the Company.
(7) Includes $31,780 which was travel between residence and place of business; and $7,058 including lodging, local transportation and miscellaneous expenses for 1997.
(8) Mr. Griffin was paid as a Consultant for the period of January 1 until March 25, 1996, at which time he became an employee.
(9) Includes $28,122 which was travel between residence and place of business; and $14,593 including lodging, local transportation and miscellaneous expenses for the period from March 25 through December 31, 1996.
(10) Mr. Griffin acted in the capacity of a Consultant to the Company for the period of September 1 through December 31, 1995.
(11) Mr. Sams was appointed as a Vice President on August 26, 1997, at an annual rate of $125,000 but earned $38,048 for that portion of 1997 he was employed. $3,296 was paid by the Company for Mr. Sams for travel between residence and place of business as well as other miscellaneous expenses.
(12) Mr. Morris was not an executive officer at December 31, 1997; however, he continues to serve the Company as Chief Engineer.
(13) Mr. Morris received this bonus prior to his appointment as Vice President while his assignment was that of Chief Engineer.

      Michael G. Semmens was hired to be the President and Chief Executive Officer of the Company in June 1994 at an annual base salary of $200,000 and a $50,000 signing bonus. In addition, Mr. Semmens was granted options to purchase 47,500 shares of Common Stock; of these, options on 32,500 shares vest over a 30-month period from the date of grant, and options on the remaining 15,000 shares become exercisable upon the share price reaching certain thresholds. Mr. Semmens' Letter of Employment provided for a three-year employment contract, with a provision for a one year's salary severance in the event of termination. The Letter of Employment included the above terms and an annual performance-based bonus of up to 50 percent of base compensation. In addition, the implementation of a management incentive program for which Mr. Semmens would be eligible was authorized. The Letter of Employment expired under its own terms in June 1997. The Company provided a new Severance Agreement to Mr. Semmens and other key executives as described below.

     On August 13, 1997, the Board of Directors authorized the execution of Severance Agreements with eight key executive and/or technical personnel in the event of a Change in Control of the Company. Such Severance Agreements provided for compensation to the respective employee in the event the individual's job is materially changed or lost, other than for cause, as a result in Change in Control of the Company. Change in Control is defined to occur upon any of the following: acquisition of 30 percent or more of the voting securities of the Company by a person or beneficial owner, a change in the majority representation of the Board currently serving (including any new director nominated or appointed by the Board), a merger or consolidation of the Company with any other corporation except for one in which the shareholders of the Company prior to the transaction maintain voting control of the resulting entity, or the stockholders of the Company approve a plan for the sale or disposition by the Company of all or substantially all the Company's assets other than a sale or disposition by the Company of such assets to an entity at least seventy-five percent of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. In the event of such a Change in Control and the employee's job is materially changed or lost for reasons other than cause, the employee would be entitled to a lump sum payment equal to two-year's salary and the immediate vesting of all stock options. Additionally, if there is a Change in Control and no change is made in the employee's job, the employee could voluntarily leave the Company after one year from the Change in Control and receive a lump sum payment of one year's salary. The term of the Agreements expires January 1, 2000, with provisions to extend the term based on any one of specific conditions. Agreements were executed with the following individuals: Ajoy Datta, William F. Griffin, Benny E. Jay, Mary Beth Koenig, Charles L. Mathews, Chris Morris, James M. Rosel and Michael G. Semmens.

      William F. Griffin also has a Letter of Employment Agreement that provides for a severance payment of three months salary and benefits in the event of non-voluntary termination for reasons other than cause (e.g., illegal, destruction or dishonest conduct). This Agreement would have effect only if the above described Severance Agreement was not triggered.
___________________________________________________________________________

       The following table sets forth certain information concerning options/SARs granted during 1997 to the named executives:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                               Potential
                                                                               Realizable Value
                                                                               at Assumed Annual
                                                                               Rates of Stock
                                                                               Price Appreciation
                              Individual Grants                                for Option Term

                                   % of Total
                    Number of      Options/
                    Securities     SARs
                    Underlying     Granted to    Exercise or
                    Options/SARs   Employees in  Base Price     Expiration
Name                Granted        Fiscal Year   ($/Share)(1)   Date           5% ($)    10% ($)

Michael G. Semmens  25,000(2)      8.4           6.938          6/25/2007      109,082   276,435

William F. Griffin  17,500(2)      5.9           6.938          6/25/2007      76,357    193,504

James M. Rosel      17,500(2)      5.9           6.938          6/25/2007      76,357    193,504

Gary R. Sams        25,000(3)      8.4           6.50           9/12/2007      102,195   258,983

Chris Morris        17,500(2)      5.9           6.938          6/25/2007      76,357    193,504

Benny E. Jay        10,000(2)      3.4           6.938          6/25/2007      43,633    110,574

(1) The exercise price of all options is equal to the market price of the Common Stock as of the date of grant.
(2)  Exercisable: 1/3 at December 25, 1997, 1998, and 1999.
(3)  Exercisable: 1/3 at March 12, 1998, 1999, and 2000.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES
                                                       Number of Securities
                                                       Underlying            Value of Unexercised
                                                       Unexercised           In-the-Money
                                                       Options/SARs at       Options/SARs at
                                                       Fiscal Year-End       Fiscal year-end
                                                       (#)                   ($)
                    Shares Acquired   Value            Exercisable (E)/      Exercisable (E)/
Name                on Exercise (#)   Realized($)      Unexercisable (U)     Unexercisable (U)(1)

Michael G. Semmens  0                 0                84,167  (E)           (2)
                                                       16,667  (U)

William F. Griffin  0                 0                31,499  (E)           (2)
                                                       21,001  (U)

James M. Rosel      0                 0                32,833  (E)           (2)
                                                       14,834  (U)

Gary R. Sams        0                 0                0  (E)                (2)
                                                       25,000  (U)

Chris Morris        0                 0                28,433  (E)           (2)
                                                       17,234  (U)

Benny E. Jay        0                 0                23,333  (E)           (2)
                                                       6,667  (U)

(1) Based on the $2.375 per share market price of the Common Stock as reported on NASDAQ as of December 31, 1997, (last market day of year).
(2)  Option price exceeded the market price at December 31, 1997.
___________________________________________________________________________

      The Company's directors are not paid any fee for attendance at Board or Committee meetings; however, they are reimbursed for expenses incurred in attending Board or Committee meetings including travel costs. Directors and members of Committees of the Board who are employees of the Company are not separately compensated for their Board and Committee activities.

     Pursuant to the Company's 1996 Stock Option Plan, each director of the Company that is not an employee or officer of the Company receives a one-time grant of options to purchase 15,000 shares of Common Stock at the time such person becomes a director. All options are exercisable at six months from the date of grant Under the 1996 Stock Option Plan In addition, each director will be awarded 2,000 shares annually commencing with the second anniversary of the date on which the director joined the Board. Directors of the Company that are also employees or officers of the Company are eligible for grants of options under the Company's 1996 Stock Option Plan; the number of options granted and the vesting schedule of such options are determined by the Company's Compensation/Stock Option Committee. The exercise price of each option granted under the plan is not less than the market price of the Common Stock at the date of grant.

Compensation Committee Interlocks and Insider Participation.

      The Company's Compensation/Stock Option Committee consists of Dr. Graham, Dr. Hackerman, Messrs. Gjelde and Wilson. Mr. Gjelde was appointed to serve this Committee at the time of his appointment to the Board in August 1997 replacing Mr. John Malone who resigned as of June 30, 1997. None of these members is or has been an officer or employee of the Company.
      Mr. Malone who resigned as a director in June 1997, and Mr. Wilson, who is not standing for reelection as a Director, own approximately 3% and 1%, respectively, of the outstanding common shares of Blanyer-Mathews Associates, Inc. ("Blanyer-Mathews"). Until March 2, 1996, Mr. Malone served as a director of Blanyer-Mathews.

      Blanyer-Mathews is the holder of the patent relating to coextruded wire under which the Company holds an exclusive license. The Company paid minimum royalties under this license totaling $100,000 to Blanyer-Mathews during 1996.

      Each of the members of the Compensation/Stock Option Committee has received options to purchase 15,000 shares of Common Stock under the Company's 1996 Stock Option Plan. Under the 1996 Stock Option Plan, each director automatically receives an additional grant of 2,000 shares annually commencing with the second anniversary of his initial election.

Certain Relationships and Related Transactions

Contract with Bastrop Metal Products

      Mr. Charles L. Mathews, a director, is the sole owner, director and officer of Bastrop Metal Products, Inc. In November 1995, a Development Agreement and Agreement for Purchase of Machinery and Supplies between the Company and Charles L. Mathews was executed under which Mr. Mathews contracted to manufacture and provide to the Company coextruders for use in present and anticipated Company production facilities at a set price per single head coextruder. The Agreement provides that the Company will advance 50 percent of anticipated construction cost of each coextruder. In addition, Mr. Mathews agrees to develop certain other equipment to be utilized in the Company's manufacturing operations. The Company will own all intellectual property rights as well as all engineering drawings to this equipment. Under this Agreement, the Company paid $32,000 in 1997. The Company has made no advances for construction costs for a coextruder. In December 1996, the Company entered into an agreement with Bastrop Metal Products for the lease of warehouse space for storage purposes. In addition, the Company has leased approximately 4,000 square feet from Bastrop Metal Products for a monthly cost of $400 and paid $4,800 under such agreement during 1997.

Participation in Equity Placement

       In January 1997 certain of the CompanyOs executive officers participated as purchasers in a private placement of the CompanyOs common stock. The terms of the offering called for the sale of shares of common stock at a price, payable in cash, of $6.56 per share. Purchasers in the offering received one warrant to purchase an additional share of common stock at an exercise price of $7.56 per share for each dollar invested in common stock at the closing of the offering. All warrants expire in January 1999.

Compensation Committee Report on Executive Compensation.

       During  fiscal  1997,  executive  compensation  consisted  of  three
components:   (a)  base pay; (b) year-end bonus; and (c) awards  under  the
Company's Stock Option Plans (the "Plans").

Total Cash Compensation. As a part of additional cost containment efforts, in December 1997 the Compensation Committee made the recommendation to accept, and the Board of Directors unanimously approved, a voluntary salary reduction program ranging from eight to forty percent for executive officers and non-executive officers to become effective January 5, 1998, with reinstatement of full salaries at the discretion of the Board at such time as financial conditions permit.

      The Committee currently continues consideration of a plan linking the performance of each executive to the amount of compensation paid to such
executive.   The  Compensation Committee reserves the right  to  make  some subjective judgments in assessing compensation relative to an individual executive's contribution to the overall performance of the Company.

Year-end Bonus. Year-end bonuses of less than $1,200 are determined by management. A bonus for any employee in excess of $1,200 must be approved by the Compensation Committee. No bonuses were authorized by the Compensation Committee during 1997 for any employee.

1996 Stock Option Plan. The 1996 Stock Option Plan was approved by the Board of Directors in August of 1996, and approved by Shareholders at the 1997 Annual Meeting. Under the 1996 Stock Option Plan, it all outstanding options under the various plans then in place were aggregated under the 1996 Plan, and all the various other plans were terminated. The Compensation Committee recommended, and the Board of Directors approved, an award of additional shares to selected executives based upon the ability of such individuals to impact the long-term success of the Company.

Compensation of CEO and President. Michael G. Semmens was hired to be the President and Chief Executive Officer of the Company in June of 1994 at an annual base salary of $200,000 with a $50,000 signing bonus. In addition, Mr. Semmens was granted options to purchase 47,500 shares of Common Stock; of these, options on 32,500 shares vest over a 30 month period from the
date   of  grant,  and  options  on  the  remaining  15,000  shares  become exercisable upon the share price reaching certain thresholds. Mr. Semmens' Letter of Employment provided for a three year employment contract, with a provision for a one year's salary severance in the event of termination. The letter of employment included the above terms and an annual performance-based bonus of up to 50 percent of base compensation. In addition, the implementation of a management incentive program for which Mr. Semmens would be eligible was authorized. Mr. Semmens' Letter of Employment expired under its own terms in June 1997.

      Mr.  Semmens' salary was adjusted in April 1997 with a  five  percent
increase.   In December 1997, Mr. Semmens' salary was voluntarily  adjusted to reflect a salary reduction of 29 percent.

      The above recommendations were approved by the following non employee directors who comprised the Compensation Committee for the period shown:

May  1997/Present     William  R.  Graham,  Norman  Hackerman,  Richard  S.
Williamson; January/May, 1997   John D. Malone; August 1997/Present Earl E.
Gjelde

Comparative Performance of Company's Securities

                        1992     1993     1994     1995     1996     1997
NASDAQ Stock           100.000  114.796  112.214  158.699  195.196  239.527
Electronic Components  100.000  137.292  151.687  251.266  434.530  455.555
Electrosource          100.000  188.889  136.111   63.889   27.640   10.556

      The above chart presents the total shareholder return with respect to the Company's Common Stock for each of the last five years, compared to the total return over the same period of (i) all NASDAQ U.S. stocks and (ii) all NASDAQ electronic components stocks. Shareholder return for a given year is measured by dividing dividends paid during the year plus the difference between the Company's share price at the end and the beginning of the year by the average of the bid and asked prices of a share of the Company's Common Stock as of the beginning of the year; dividends are not a factor in the computation of the Company's total return since the Company paid no dividends during the periods presented. Closing prices at the end of each year have been compared to the beginning index value, with cumulative returns for each subsequent year measured as a change from that base.

                                  ITEM 2

                     SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors of the Company has voted to appoint Ernst & Young LLP, independent auditors, to audit the accounts of the Company for the fiscal year ended December 31, 1998. A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement if desired. Such representative is expected to be available to respond to appropriate questions.

                              OTHER BUSINESS

     Management does not know of any matters to be acted upon at the Annual Meeting other than those described above.

                        VOTE REQUIRED FOR APPROVAL

      Directors will be elected by a plurality of the votes cast by holders of shares entitled to vote at the Annual Meeting. Auditors will be approve and all other matters will be decided by the affirmative vote of holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker nonvotes will not affect the election of directors. Since all other matters to be considered at the Annual Meeting require the affirmative vote of a given percentage of shares outstanding or present at the meeting, abstentions will have the effect of a vote against any matter other than the election of directors. Broker nonvote are counted for purposes of determining the presence or absence of a quorum, but are not counted for purposes of determining the number of votes cast for or against the particular proposal for which authorization to vote was withheld. Votes will be tabulated by Harris Trust and Savings Bank.

               SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

       It is currently anticipated that the 1999 Annual Meeting of Shareholders of the Company will be held on or about May 19, 1999. Shareholder proposals to be presented at the 1999 Annual Meeting must be received in writing by the Company at its principal executive offices not later than December 11, 1998.

                                 FORM 10-K

     The Company will, upon written request, furnish without charge to each person who was a beneficial owner of its securities on March 23, 1998, the record date for the Company's Annual Meeting, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, including financial statements and schedules, as filed with the Securities and Exchange Commission. Requests for copies of such report should be directed to the Corporate Secretary, Electrosource, Inc., 2809 Interstate 35 South, San Marcos, Texas 78666.

The date of this Proxy Statement is April 10, 1998.



                              PROXY CARD
     Proxy is Solicited on Behalf of the Board of Directors


      The undersigned hereby constitutes and appoints Michael G. Semmens and James M. Rosel, or either of them as Proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of Common Stock of Electrosource. Inc., held of record by the undersigned on March 23, 1998, at the Annual Meeting of Shareholders to be held at 10:00 A.M., May 20, 1998, at the Corporate Headquarters, 2809 Interstate 35 South, San Marcos, Texas, or any adjournments thereof.

1.   ELECTION OF DIRECTORS, NOMINEES:

               William R. Graham        Earl E. Gjelde

2. Proposal to approve the appointment of Ernst & Young LLP as auditors.

3. In their discretion, the Proxies are authorized to vote upon such business as may properly come before the meeting or any adjournment thereof as provided in the accompanying Proxy
     Statement.

   This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2. If this Proxy is executed by the undersigned shareholder in such a manner as not to withhold authority to vote for the election of any nominees, such authority shall be deemed granted. The Proxy tabulator cannot vote your shares unless you sign and return this card in the enclosed envelope.

Check box for address change.

     (Change of Address)

__________________________________
__________________________________
__________________________________
__________________________________
(If you have written in the above space, please mark the box)

SIGNATURE(S)________________________________ DATE ______________

SIGNATURE(S)________________________________ DATE ______________

NOTE:   Please  sign  exactly  as  name  appears  hereon.   Joint
        owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.